STOCK PURCHASE AGREEMENT (“AGREEMENT” OR “SPA”)

SECTION 1. SUBSCRIPTION

The undersigned buyer (the “Buyer”) hereby purchases the number of shares of Series B Non-Convertible Preferred Shares, par value $0.0001 per share (the “Shares”), of Ecosciences, Inc., a Nevada corporation (the “Company”), indicated below (“Exhibit A”), from the undersigned seller (the “Seller”) and the Seller agrees to transfer the Shares to the Purchaser in consideration for Two Million (2,000,000) shares of Series C Convertible Preferred Stock of the Company owned by the Buyer (the “Purchase Price”).

SECTION 2. PAYMENT OF PURCHASE PRICE & CLOSING

Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at the offices of Magri Law, LLC in Fort Lauderdale, FL, or at such other place or on such other date as Buyer and Seller may mutually agree upon in writing within two (2) business days after the date on which all of the conditions and obligations of the Parties as set forth in this Agreement shall have been substantially satisfied in all material respects or otherwise duly waived, or on such other date and at such other place and date as the Buyer and the Sellers may hereafter agree upon in writing (such date of the Closing being referred to herein as the “Closing Date”).

At the Closing, Seller shall deliver to Buyer the following:

(i) a copy of this Agreement duly executed by the Seller;

(ii) a stock certificate or certificates evidencing the Shares, free and clear of all lien, pledge, encumbrance, charge, security interest, claim or right of another (collectively, “Encumbrances”), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank;

At the Closing, Buyer shall deliver to Seller the following:

(i) a copy of this Agreement duly executed by the Buyer;

(ii) a stock certificate or certificates evidencing the Purchase Price, free and clear of all lien, pledge, encumbrance, charge, security interest, claim or right of another (collectively, “Encumbrances”), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank/

SECTION 3. REPRESENTATIONS AND WARRANTIES

(a)	The Buyer represents and warrants that the Buyer is purchasing the Shares for investment purposes only, and not with a view to distribution or resale thereof.

(b)	The Seller represents and warrants that the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transaction contemplated by this Agreement, Buyer shall own the Shares, free and clear of all Encumbrances.

SECTION 4. SECURITIES LAWS

The Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued to Seller in reliance upon an exemption from the registration requirements of the Securities Act. The Buyer also understands that the Shares must be held indefinitely, unless they are later registered under the Securities Act or unless an exemption from registration is otherwise available, and that the Company has no obligation to register the. The Buyer agrees that the Shares shall not be offered, sold, transferred, pledged, or otherwise disposed of without registration under the Securities Act and applicable state securities laws or an opinion of counsel acceptable to the Company that such registration is not required.

SECTION 5. LEGEND

The Buyer understands and agrees that the certificate(s) evidencing the Shares shall bear a restrictive Rule 144 legend and that the Shares shall maintain such legend.

SECTION 6. AMENDMENT

This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

SECTION 7. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

SECTION 8. SECTION HEADINGS

Section headings are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.

SECTION 9. SIGNATURES

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Telecopied or email (via PDF) signatures shall be deemed to have the same effect as an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

THE BUYER:
	By:	/s/ Joel Falitz
Joel Falitz

THE SELLER:
MAVERICK LLC
	By:	/s/ Ester Barrios
	Name:	Ester Barrios
	Title:	Member

Exhibit A

Company:	Ecosciences, Inc.
Number of Shares of Series B Preferred Stock of Company:	200,000